Exhibit 10.1

Name of Grantee :

Number of Shares:	Incentive	Nonqualified

Option Price:	[ ]

STOCK OPTION AGREEMENT
(EMPLOYEE)

STOCK OPTION AGREEMENT dated as of the Grant Date (as hereafter defined), by and between Cabela’s Incorporated, a Delaware corporation (the "Company"), and the undersigned employee of the Company or one of its Subsidiaries (the "Grantee").

WITNESSETH:

WHEREAS, to motivate key employees, consultants and non-employee directors of the Company and the Subsidiaries by providing them an ownership interest in the Company, the Board of Directors of the Company (the "Board") has established and the stockholders of the Company have approved, the Cabela’s Incorporated 2004 Stock Plan, as the same may be amended from time to time, (the "Plan"); and

WHEREAS, pursuant to the Plan, the Compensation Committee of the Board (the "Committee") has authorized the grant to the Grantee of non-qualified stock options to purchase [         ] shares of Common Stock (each, a "Share" and, collectively, the "Shares"), at the exercise price of [         ] per Share; and

WHEREAS, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such stock options on the terms and conditions set forth herein.

NOW, THEREFORE, to evidence the stock options so granted, and to set forth the terms and conditions governing such stock options, the Company and the Grantee hereby agree as follows:

1.     Certain Definitions. Capitalized terms used herein without definition shall have the meanings set forth in the Plan. As used in this Agreement, the following terms shall have the following meanings:

a.     "Aggregate Exercise Price" shall have the meaning set forth in Section 6 hereof.

b.     "Alternative Option" shall have the meaning set forth in Section 7(c) hereof.

c.     "Covered Options" shall have the meaning set forth in Section 4(b) hereof.

d.     "Exercise Date" shall have the meaning set forth in Section 6 hereof.

e.     "Exercise Price" shall have the meaning set forth in Section 2(b).

f.     "Exercise Shares" shall have the meaning set forth in Section 6 hereof.

g.     "Grant Date" shall mean [         ].

h.     "Grantee" shall have the meaning set forth in the introductory paragraph hereto.

i.     "Normal Expiration Date" shall mean the tenth anniversary of the Grant Date.

j.     "Option" shall mean the right granted to the Grantee hereunder to purchase one share of Common Stock for a purchase price equal to the Exercise Price and otherwise subject to the terms and conditions of this Agreement.

k.     "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

l.     "Share" or "Shares" shall have the meaning specified in the preambles hereto.

2.     Grant of Options.

a.     Confirmation of Grant. The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of Options to purchase [         ] Shares. The Options [are/are not] intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Grantee hereby acknowledges receipt of a copy of the Plan.

b.     Exercise Price. Each Share covered by an Option shall have an exercise price of [         ] (the “Exercise Price").

3.     Exercisability.

a.     Options. Except as otherwise provided in Section 7(a) of this Agreement and subject to the continuous employment of the Grantee with the Company or one or more of the Subsidiaries until the applicable vesting date, the Options shall become vested and be exercisable as follows: [         ]

b.     Conditions. Shares covered by vested Options may, subject to the provisions hereof, be purchased at any time and from time to time on or after the date the corresponding Options become vested in accordance with the provisions of this Section 3 until the date one day prior to the date on which such Options terminate.

c.     Confidentiality and Noncompetition Agreement. The Grantee acknowledges that, as a condition to granting the Options covered hereby, the Company has required the Grantee to enter into a Confidentiality and Noncompetition Agreement with the Company. If any substantially similar agreement has been executed in connection with the prior grant of Options, the Grantee hereby affirms such agreement; provided, if the Company requires the Grantee to execute a new Confidentiality and Noncompetition Agreement (the "New Agreement"), the Grantee acknowledges that the New Agreement supersedes and replaces any such previously executed agreement.

4.     Termination of Options.

a.     Normal Expiration Date. Subject to Sections 4 and 7, the Options shall terminate and be canceled on the Normal Expiration Date.

b.     Early Termination.

i.     Except as provided in this Section 4 and Section 7, if the Grantee's employment with the Company or any Subsidiary is voluntarily or involuntarily terminated for any reason prior to the Normal Expiration Date, any Options held by the Grantee that have not become vested on or before the effective date of such termination of employment shall terminate and be canceled immediately upon such termination of employment. For purposes of the Plan, all Options held by the Grantee on the effective date of such termination of employment that shall have become vested on or before such effective date shall be referred to as the "Covered Options".

ii.     Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 7, following a termination of Grantee's employment by reason of such Grantee's death or Disability, all of the Grantee's Options (whether or not then vested or exercisable) shall become immediately exercisable in full and shall remain exercisable solely until the first to occur of (A) the twelve-month anniversary of the date of such termination of employment or (B) the Normal Expiration Date, and shall automatically terminate and be canceled upon the expiration of such period.

iii.     Subject to the provisions of Section 7, following a termination of Grantee's employment by reason of the Grantee's Retirement, the Covered Options shall remain exercisable solely until the first to occur of (A) the twelve-month anniversary following the date of such Grantee's Retirement or (B) the Normal Expiration Date, and shall automatically terminate and be canceled upon the expiration of such period.

iv.     Subject to the provisions of Section 7, if the Grantee's employment is terminated for any reason other than (x) Retirement, (y) death or Disability or (z) for Cause, the Covered Options shall remain exercisable solely until the first to occur of (A) the 90th day following the date of such termination or (B) the Normal Expiration Date, and shall automatically terminate and be canceled upon the expiration of such period.

v.     Notwithstanding anything else contained in this Agreement, if the Grantee's employment with the Company or any Subsidiary is terminated for Cause (or if, following the date of termination of the Grantee's employment for any reason, the Committee determines that circumstances exist such that the Grantee's employment could have been terminated for Cause), all Options (whether or not then vested or exercisable) shall automatically terminate and be canceled immediately upon such termination.

5.     Restrictions on Exercise; Non-Transferability of Options.

a.     Restrictions on Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the Options shall have been secured, and (ii) unless Section 5(c) shall have been satisfied.

b.     Non-Transferability of Options. The Options may be exercised only by the Grantee or, following his death, by the Grantee's estate. The Options are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee's death, provided that the deceased Grantee's beneficiary or the representative of the Grantee's estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

c.     Withholding. Whenever Shares are to be issued pursuant to the Options, the Company may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy the statutory minimum U.S. federal, state and local and non-U.S. tax withholding requirements as a condition to the issuance of such Shares. In the event any cash is paid to the Grantee or the Grantee's estate or beneficiary pursuant to Section 7 hereof or any provision of the Plan, the Company shall have the right to withhold an amount from such payment sufficient to satisfy the statutory minimum U.S. federal, state and local and non-U.S. tax withholding requirements. The Committee may, in its discretion, require or permit the Grantee to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold the number of Shares having a Fair Market Value sufficient to satisfy all or part of the Grantee's estimated total statutory minimum U.S. federal, state, and local and non-U.S. tax obligation with respect to the issuance of Shares upon exercise of Options.

6.     Manner of Exercise. To the extent that any outstanding Options shall have become and remain vested and exercisable as provided in Sections 3 and 4 and subject to such reasonable administrative regulations as the Committee may have adopted, such Options may be exercised, in whole or in part, by notice to the designated officer of the Company (or designated third party administrator, if any) in writing given at least 5 business days (or shorter period permitted by any third party administrator) prior to the date as of which the Grantee will so exercise the Options (the "Exercise Date"), specifying the number of whole Shares with respect to which the Options are being exercised (the "Exercise Shares") and the aggregate Exercise Price for such Exercise Shares. On or before the Exercise Date, the Grantee (i) shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, and in an amount equal to the product of the number of Exercise Shares, multiplied by the Exercise Price (such product, the "Aggregate Exercise Price") and (ii) the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares and registered in the name of the Grantee. In lieu of tendering cash, the Grantee may tender shares of Common Stock that have been owned by the Grantee for at least six months having an aggregate Fair Market Value on the Exercise Date equal to the Aggregate Exercise Price or may deliver a combination of cash and such shares of Common Stock having an aggregate Fair Market Value equal to the difference between the Aggregate Exercise Price and the amount of such cash as payment of the Aggregate Exercise Price, subject to such rules and regulations as may be adopted by the Committee to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

7.     Change in Control.

a.     Options. Subject to Section 7(c), in the event of a Change in Control, all of the Options outstanding immediately prior to the consummation of the transaction constituting the Change in Control (regardless of whether such Options are at such time otherwise vested or exercisable) shall become exercisable or, at the discretion of the Committee, any or all of such Options shall be canceled in exchange for a payment in accordance with Section 7(b) of an amount equal to the product of (i) the Change in Control Price over the Exercise Price, multiplied by (ii) the aggregate number of Shares covered by all such Options immediately prior to the Change in Control.

b.     Timing of Option Cancelation Payments. Payment of the amount calculated in accordance with Section 7(a) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of a share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the Change in Control), in good faith.

c.     Alternative Options. Notwithstanding Sections 7(a) and 7(b), no cancellation, termination, acceleration of exercisability or vesting or settlement or other payment shall occur with respect to any Option if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Options shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any Alternative Options must:

i.     be based on shares of voting capital stock that are traded on an established U.S. securities market;

ii.     provide the Grantee with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the terms of the Options immediately prior to the consummation of the transaction constituting the Change in Control, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of payment;

iii.     have substantially equivalent economic value to the Options (determined at the time of the Change in Control); and

iv.     have terms and conditions which provide that in the event that the Grantee suffers an involuntary termination within two years following the Change in Control any conditions on the Grantee's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be.

8.     No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to the Grantee for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

9.     Capital Adjustments. Subject to the terms of the Plan, in the event of any Adjustment Event affecting the Common Stock such that an adjustment is required to preserve or to prevent enlargement of the benefits or potential benefits made available to the Grantee under the Plan or this Agreement, then the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of the number of shares of Common Stock covered by the Options and the grant, exercise or conversion price with respect to such Options. In addition, the Committee may make provision for a cash payment to the Grantee. The number of shares of Common Stock subject to any Option shall be rounded to the nearest whole number.

10.     Miscellaneous.

a.     Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others:

i.     if to the Company, to:
Cabela's Incorporated
One Cabela Drive
Sidney, NE 69160
Attention: Legal Department

ii.     if to the Grantee, to the Grantee at the address then appearing in the personnel records of the Company for the Grantee. All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.

b.     Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

c.     Waiver; Amendment.

i.     Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

ii.     Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

d.     Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties; provided that the Company may assign all or any portion of its rights hereunder to one or more persons or other entities designated by it in connection with a Change in Control of the Company.

e.     Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEBRASKA, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

f.      Consent to Electronic Delivery. By executing this Agreement, Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Options and the Shares subject to the Options via Company web site or other electronic delivery.

g.     Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. Grantee and the Company agree that the covenants contained in this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

h.     Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

i.     No Guarantee of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Grantee's employment at any time, nor to confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary.

j.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

k.     Delegation. All of the powers, duties and responsibilities of the Committee specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by the Board or any duly constituted committee thereof to the extent authorized by the Board or the Committee to exercise and perform such powers, duties and responsibilities.

l.     Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used herein shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date.

CABELA'S INCORPORATED

By:
Its:

, Grantee

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